                                                                    Exhibit 10.3

                              Dated 7 December 2005

                                    ANTARGAZ
                                   as Pledgor

                                     CALYON
                                as Security Agent

                                       and

                              THE REVOLVING LENDERS

                                   ----------

                    PLEDGE OF FINANCIAL INSTRUMENTS ACCOUNTS
                        RELATING TO FINANCIAL INSTRUMENTS
                HELD BY ANTARGAZ IN CERTAIN SUBSIDIARY COMPANIES

                                   ----------

                             SHEARMAN & STERLING LLP

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                                    CONTENTS

1.    DEFINITIONS AND INTERPRETATION.......................................    2

2.    PURPOSE..............................................................    3

3.    REPRESENTATIONS AND WARRANTIES.......................................    4

4.    UNDERTAKINGS.........................................................    5

5.    ENFORCEMENT..........................................................    5

6.    DURATION.............................................................    6

7.    NOTICE...............................................................    6

8.    MISCELLANEOUS........................................................    6

9.    EXPENSES.............................................................    6

10.   FURTHER ASSURANCES...................................................    7

11.   APPLICABLE LAW AND JURISDICTION......................................    7

SCHEDULE 1    THE ORIGINAL REVOLVING LENDERS...............................    9

SCHEDULE 2    THE COMPANIES................................................   10

SCHEDULE 3    DECLARATION DE GAGE DE COMPTE D'INSTRUMENTS FINANCIERS
              SOUMISE A L'ARTICLE L. 431-4 DU CODE MONETAIRE ET FINANCIER..   11

SCHEDULE 4    DECLARATION OF PLEDGE OF A FINANCIAL INSTRUMENTS ACCOUNT IN
              ACCORDANCE WITH ARTICLE L. 431-4 OF THE FRENCH MONETARY AND
              FINANCIAL CODE...............................................   16

SCHEDULE 5    ATTESTATION DE CONSTITUTION DE GAGE DE COMPTE D'INSTRUMENTS
              FINANCIERS...................................................   19

SCHEDULE 6    CERTIFICATE OF REGISTRATION OF A PLEDGE OF FINANCIAL
              INSTRUMENTS ACCOUNT..........................................   20

SCHEDULE 7    MODELE DE NOTIFICATION DE LA SURVENANCE D'UN CAS DE DEFAUT AU
              TENEUR DU COMPTE ESPECES SPECIAL.............................   21

SCHEDULE 8    FORM OF NOTIFICATION OF THE OCCURRENCE OF AN EVENT OF DEFAULT
              TO THE SPECIAL CASH ACCOUNT HOLDER...........................   22

SCHEDULE 9    FORM OF CONFIRMATION OF PLEDGE - SPECIAL CASH ACCOUNT........   23

SCHEDULE 10   CERTIFICATE CONFIRMING THE OPENING OF THE SPECIAL CASH
              ACCOUNT......................................................   24

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THIS PLEDGE OF FINANCIAL INSTRUMENTS ACCOUNTS (THE "PLEDGE AGREEMENT") IS MADE
ON 7 DECEMBER 2005

BETWEEN:

(1) ANTARGAZ, a French societe anonyme with a share capital of E3,935,349, having its registered office at Immeuble Les Renardieres - 3, Place de Saverne, 92400 Courbevoie, France and registered in France with number 572 126 043 RCS Nanterre;

                                     (hereinafter referred to as the "PLEDGOR");

(2) CALYON, a company (societe anonyme) incorporated under the laws of France, having its registered office 9 quai du president Paul Doumer, 92920 Paris la Defense Cedex (France), registered under number 304 187 701 RCS Nanterre, represented by Jacques Pochon and Jerome Del Ben duly empowered for the purposes hereof,

                              (hereinafter referred to as the "SECURITY AGENT");

(3) The banks and financial institutions named in schedule 1 (the "ORIGINAL REVOLVING LENDERS") and any bank or financial institution which may from time to time become a Revolving Lender under the Senior Facilities Agreement;

                (hereinafter, together, referred to as the "REVOLVING LENDERS").

WHEREAS:

(A) Pursuant to a senior facilities agreement dated 7 December 2005 (hereinafter, as amended and restated from time to time, the "SENIOR FACILITIES AGREEMENT") and entered into between, among others, (i) AGZ Holding as the Parent (the "PARENT"), (ii) the persons named therein as Borrowers and/or Guarantors, (iii) the Original Revolving Lenders and (iii) Calyon as Mandated Lead Arranger, Facility Agent and Security Agent, the Original Revolving Lenders have agreed to make available to the Parent, the Pledgor and certain of its subsidiaries a revolving credit facility in a maximum aggregate principal amount of E50,000,000 (the "REVOLVING FACILITY").

(B) The Pledgor is a party to the Senior Facilities Agreement as Borrower and Guarantor under the Revolving Facility.

(C) It is a condition precedent to the availability of the Revolving Facility that the Pledgor grant in favour of the Beneficiaries a pledge over each of the Accounts.


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IT IS AGREED AS FOLLOWS:

1.   DEFINITIONS AND INTERPRETATION

1.1  In this Pledge

     "ACCOUNT" means the (i) special financial instruments account ("compte special") the details of which are specified in each Declaration de Gage, opened in the name of the Pledgor in the books of the relevant Company as account holder (teneur de compte), in which the relevant Financial Instruments are registered and (ii) the relevant Special Cash Account;

     "ARTICLE L. 431-4" means article L. 431-4 of the French Monetary and Financial Code (Code Monetaire et Financier);

     "BENEFICIARIES" means the entities identified in paragraph III of each Declaration de Gage;

     "BORROWER" means a Borrower under, and as defined in, the Senior Facilities Agreement;

     "COMPANY" means each company listed in schedule 2 and "Companies" means all of them;

     "CONFIRMATION OF PLEDGE" means, for each Pledge, the confirmation of pledge (attestation de nantissement de compte d'instruments financiers) in the form attached as Schedule 5;

     "DECLARATION DE GAGE" has the meaning which is given to it in clause 2.4 of this Pledge Agreement;

     "DISCHARGE DATE" means the date on which all of the Secured Liabilities have been irrevocably and unconditionally discharged in full and none of the Beneficiaries has any continuing obligation to any company in the Group under or in connection with the Revolving Facility;

     "EVENT OF DEFAULT" means an event defined as an Event of Default in the Senior Facilities Agreement;

     "FINANCIAL INSTRUMENTS" means, in respect of each Company listed in schedule 2, (i) the number of shares (as set out opposite the name of that Company in schedule 2 of this Pledge) equal to the total number of shares held by the Pledgor in that Company minus a maximum of ten (10) shares and
     (ii) all other financial instruments which would be registered in the Pledged Account in accordance with this Pledge;

     "GUARANTOR" has the meaning given to it in the Senior Facilities Agreement;

     "SECURED LIABILITIES" means all money and liabilities now or hereafter due, owing or incurred to the Beneficiaries (or any of them) by the Pledgor under the Senior Finance Documents (or any of them), and under this Pledge in whatsoever manner in any currency or currencies whether present or future, actual or contingent, whether incurred solely or jointly with any other person and whether as principal or surety together with all interest accruing thereon and all costs, charges and expenses incurred in connection therewith;

     "SECURITY PERIOD" means the period beginning on the date hereof and ending on the Discharge Date;

     "SENIOR FINANCE DOCUMENTS" has the meaning given to it in the Senior Facilities Agreement;


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     "SPECIAL ACCOUNT HOLDER" means Calyon; and

     "SPECIAL CASH ACCOUNT" means, for each Pledge, the relevant special bank account opened in the name of the Pledgor in the books of the relevant Special Account Holder, which pursuant to Article L. 431-4 of the French Code Monetaire et Financier, forms part of the relevant Account, and the reference of which are specified in the relevant Declaration de Gage.

1.2 Capitalised terms used in this Pledge (including the Recitals) and not otherwise defined herein shall have the meaning ascribed thereto in the Senior Facilities Agreement.

2.   PURPOSE

2.1 As security for the repayment, discharge and performance of all the Secured Liabilities, the Pledgor hereby pledges each of the Accounts in favour of the Beneficiaries.

2.2 (a) In accordance with Article L. 431-4, all Financial Instruments initially registered in the relevant Pledged Account, those which may be substituted therefor or added thereto in any manner whatsoever, as well as any income and proceeds (fruits et produits) therefrom in any currency whatsoever are automatically incorporated in the scope of the relevant Pledge without any such operation constituting in any manner a novation of the rights or the security granted to the Beneficiaries under the Pledge.

     (b) In addition, if the Pledgor subsequently subscribes or purchases in any manner whatsoever other financial instruments (instruments financiers) issued by the Company that are not automatically included in the scope of the relevant Pledge pursuant to paragraph (a) of this Clause 2, the Pledgor shall transfer the said financial instruments to the relevant Pledged Account and the said financial instruments shall therefore be included in the scope of the relevant Pledge in accordance with I of Article L. 431-4. The Pledgor shall execute all such documents and take all such other actions as may be necessary or appropriate to effect such transfer.

2.3 In accordance with Article L. 431-4, the Financial Instruments and the sums in any currency whatsoever subsequently registered in the relevant Pledged Account, as a security for the performance by the Pledgor of the Secured Obligations, are subject to the same terms as those initially registered and are considered as if they were so registered at the date of the initial Declaration de Gage.

2.4 All income and proceeds (fruits et produits) in cash payable in respect to the Financial Instruments, including without limitation all dividends and other distributions in cash to which the Financial Instruments give right as well as all cash amounts payable in respect of or in substitution for any of the relevant Financial Instruments shall be paid to the relevant Special Cash Account. By executing the relevant Confirmation of Pledge, the Company shall accept to make such payments to the relevant Special Cash Account. So long as no Event of Default has occurred and has been notified to the Pledgor, the Pledgor is hereby authorised by the Lenders to withdraw from the relevant Special Cash Account all income and proceeds (fruits et produits) which have been credited therein. This authorisation may be revoked by the Security Agent on behalf of the Beneficiaries, by simple notice (substantially in the form of Schedule 6) of the Security Agent to the relevant Special Account Holder (with a copy to the Pledgor) upon the occurrence of an Event of Default, for so long it is not remedied, waived or ended in any way whatsoever. Upon receipt of such notice by the relevant Special Account Holder, all amounts standing to the credit of the relevant Special Cash Account, shall become unavailable for the


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

     Pledgor until a notification to the contrary is received from the Security Agent (which shall occur at the Pledgor's expense as soon as reasonably practicable when such Event of Default is no longer continuing). In accordance with Article L. 431-4, the relevant Special Cash Account is considered to be part of the Pledged Account at the date of the relevant signature of the Declaration de Gage.

2.5 The Pledgor shall take all necessary steps requested by the Security Agent (including, without limitation, signature of a "Declaration de Gage de compte d'instruments financiers" in the form set out in schedule 3 in relation to each Company) (each a "DECLARATION DE GAGE"), as soon as possible, so that following execution of this Pledge:

     (a) the Financial Instruments are transferred to the relevant Pledged Account opened in the name of the Pledgor with the relevant Company and indicating the pledge in favour of the Beneficiaries;

     (b) the pledge granted over each of the Accounts under this Pledge is registered in the share transfer register of the relevant Company; and

     (c) an "Attestation de constitution de gage de compte d'instruments financiers" in the form set out in schedule 5 is delivered by each Company to the Security Agent.

3.   REPRESENTATIONS AND WARRANTIES

     The Pledgor represents and warrants to the Security Agent and to each of the Beneficiaries as at the date hereof and for the duration of the Security Period, that:

     (a) the Financial Instruments are registered, have been fully paid up, and represent at the date hereof the percentage of the share capital of each such Company as indicated in schedule 2 and will at all time represent at least 95% of the share capital of each such Company (or 85% with respect to Rhone Mediterrannee Gaz-RMG);

     (b) it is the owner of the Accounts and the registered owner of the Financial Instruments and it has not created, incurred or permitted to subsist any Security Interest or other encumbrance whatsoever over the Accounts (or any of them) or the Financial Instruments (or any of them) other than the Security Interest granted pursuant to this Pledge;

     (c) there is no purchase option outstanding or in existence in relation to all or part of the Financial Instruments, no scheme exists for the purchase or subscription of Financial Instruments in such Companies (or any of them), and more generally there exists no agreement by which any such Company has undertaken to issue new financial instruments or securities giving access to the share capital of that Company, all except as permitted under the Finance Documents;

     (d) the Pledge has been approved by each Company (save as indicated in schedule 2) in accordance with its Statuts;

     (e) the payment of, or the provision of security for, the Secured Liabilities by the Pledgor does not require any authorisation of any authority whatsoever, including, without limitation, from the administrative bodies of the Pledgor other than those previously obtained and no authorisation from the administrative bodies of the Pledgor or any of the


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          Companies or of any authority whatsoever is required for the enforcement of this Pledge; and

     (f) this Pledge is valid and enforceable in accordance with its terms and creates a pledge ranking above the rights that any other person may have over the Accounts or the Financial Instruments, or any of them, or over the proceeds of any sale of the Financial Instruments or any of them.

4.   UNDERTAKINGS

4.1  For the duration of the Security Period, the Pledgor undertakes:

     (a) not to transfer nor to sell the Financial Instruments, or any of them, without the prior written consent of the Security Agent acting on behalf of the Beneficiaries;

     (b) not to create, incur or permit to subsist any Security Interest or encumbrance of any sort whatsoever over the Accounts or the Financial Instruments, or any of them, other than in favour of the Beneficiaries;

     (c) save as otherwise permitted by the Finance Documents, to procure that no Company shall issue new Financial Instruments and more generally to procure that no Company shall change its share capital;

     (d) to the extent permitted under French law, not to exercise the voting rights or to pass any resolutions attached to the Financial Instruments (or any of them) which may adversely change the terms of the Financial Instruments (or any class of them) or prejudice the Security Interest created hereunder; and

     (e) to take any action, carry out any formalities and more generally do anything the Security Agent may reasonably consider necessary in order to permit the Security Agent or the other Beneficiaries to exercise, at any time, the rights and claims which it or the other Beneficiaries hold by virtue of this Pledge.

     (f) Instruct the Special Account Holder to deliver to the Security Agent, with respect to the Special Cash Account, an attestation de constitution de gage de compte especes special substantially in the form set out in Schedule 9 duly executed by the relevant Special Account Holder.

4.2 Notwithstanding anything contained herein, the Pledgor shall remain liable to observe and perform all of the conditions and obligations assumed by it in respect of the Financial Instruments and the Accounts (or any of them) and none of the Beneficiaries shall be required in any manner to perform or fulfill any obligation of the Pledgor in respect of the Financial Instruments or the Accounts (or any of them) or to make any payment received by them, or to receive any enquiry as to the nature or sufficiency of any payment received by them, or to present or to file any claim or take any other action to collect or enforce the payment of any amount to which they may have been or to which they may be entitled hereunder at any time or times.

5.   ENFORCEMENT

     Following the occurrence of a payment default under the Secured Liabilities and without prejudice to any other right or action whatsoever which may be exercised or taken independently


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

     or concurrently, the Security Agent, acting on behalf of the Beneficiaries, may enforce its rights under the Pledge up to the limit of the Secured Liabilities in accordance with article L. 521-3 of the Code de Commerce and article 2078 of the French Civil Code.

6.   DURATION

6.1 This Pledge shall remain in full force and effect throughout the Security Period.

6.2 The Security Agent acting upon instructions of the Beneficiaries undertakes to procure the release of the Pledge on or as soon as practicable after the Discharge Date.

7.   NOTICE

     Except as specifically provided otherwise in this Pledge, any notice, demand or other communication to be served under or in connection with this Pledge shall be made in accordance with clause 24 (Notices) of the Senior Facilities Agreement.

8.   MISCELLANEOUS

8.1 This Pledge does not exclude or limit in any way the other rights of the Security Agent or the other Beneficiaries and does not affect the nature or the extent of the liabilities which have been or which may exist between the Pledgor and the Security Agent or the other Beneficiaries.

8.2 Where any clause of this Pledge shall be or become illegal, invalid or unenforceable it is agreed that the other provisions of this Pledge shall remain legal, valid and enforceable against the parties to this Pledge independently of the said illegal, invalid or unenforceable clauses.

8.3 No payment to the Security Agent and/or the other Beneficiaries whether under any judgment or court order or otherwise shall discharge the obligation or liability of the Pledgor unless and until the Security Agent and/or the other Beneficiaries shall have received payment in full in the currency in which the obligation or liability was incurred and to the extent that the amount of any such payment shall on actual conversion into such currency fall short of such obligation or liability expressed in that currency the Security Agent and/or the other Beneficiaries shall have a further cause of action against the Pledgor to recover the amount of the shortfall.

8.4 In the event of a transfer by way of a novation of all or part of the rights and obligations by the Beneficiaries under the Senior Facilities Agreement, the Beneficiaries expressly reserve (and all the parties to this Pledge expressly agree to that), the rights, powers, privileges and actions that they enjoy under this Pledge in favour of their successors, in accordance with the provisions of articles 1278 and following of the French Civil Code.

9.   EXPENSES

     The Pledgor will promptly following demand pay to each of the Security Agent and/or the other Beneficiaries any expense (including legal fees and other out of pocket expenses and any Taxes thereon) or loss which the Security Agent and/or the other Beneficiaries may have properly incurred in connection with the preservation, enforcement or attempted preservation or enforcement of, the Security Agent's or the other Beneficiaries rights under, this Pledge including any present or future stamp or other taxes or duties and any penalties or interest with respect thereto which may be imposed by any competent jurisdiction in connection with the execution or enforcement of this Pledge all upon presentation of duly documented evidence.


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

10.  FURTHER ASSURANCES

     The Pledgor agrees that from time to time, at its own expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that the Security Agent may reasonably request, in order to perfect and protect any Security Interest granted or purported to be granted hereby or to enable the Security Agent to exercise and enforce its rights and remedies hereunder with respect to the relevant Account.

11.  APPLICABLE LAW AND JURISDICTION

11.1 This Pledge shall be governed by and construed in all respects in accordance with French law.

11.2 Any dispute arising out of or in connection with this Pledge shall be submitted to the Commercial Court of Paris (Tribunal de Commerce de Paris) for the purpose of hearing and determining at first instance any dispute arising out of this Pledge.


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Made in three (3) originals on 7 December 2005.

THE PLEDGOR:                          THE SECURITY AGENT:
ANTARGAZ                              CALYON


Acting by: /s/ Francois Varagne        Acting by: /s/ Jacques Pochon and Jerome Del Ben
           -------------------------              -------------------------------------
Name: Francois Varagne or any duly     Name: Jacques Pochon and Jerome Del Ben
   empowered person under a power of   Title: Head of Acquisition Finance
   attorney                                   France and Associate Director
Title: President-Directeur General     Address: CALYON
Address: 3, Place de Saverne                    Leverage and Financial Sponsors
         92400 Courbevoie                       Group
Fax: +33 1 41 88 73 15                          9 quai du President Paul Doumer
For the attention of Francois                   92920 Courbevoie Cedex
Varagne                                         France
                                       Fax: +33 1 41 89 39 53 / 14 33
                                       For the attention of Jerome Del Ben /
                                       Victoria Becq-Giraudon

THE ORIGINAL LENDERS:
CALYON


Acting by: /s/ Jacques Pochon and Jerome Del Ben
           -------------------------------------
Name: Jacques Pochon and Jerome Del Ben
Title: Head of Acquisition Finance
       France and Associate Director
Address CALYON
        Leverage and Financial
        Sponsors Group
        9 quai du President Paul
        Doumer
        92920 Courbevoie Cedex
        France
Fax: +33 1 41 89 39 53 / 14 33
For the attention of Jerome Del Ben /
Victoria Becq-Giraudon


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

                                   SCHEDULE 1
                         THE ORIGINAL REVOLVING LENDERS

CALYON, 9 quai du president Paul Doumer, 92920 Paris La Defense cedex, France


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